Exhibit 10.13

GROUND LEASE AGREEMENT

BETWEEN

HOPKINS STATION GENERAL PARTNERSHIP

Landlord

and

HOWARD BANK

Tenant

i

GROUND LEASE AGREEMENT

DATE:	November 5, 2004

LANDLORD:	Hopkins Station General Partnership
c/o Hugh F. Cole, Jr.
8835 Columbia 100 Pkwy.
Suite P
Columbia, Maryland 21045-2147

TENANT:	Howard Bank
c/o Mary Ann Scully
6011 University Blvd.
Suite 370
Ellicott City, MD 21043

The parties enter into this Ground Lease Agreement (“Lease”) in consideration of the rents and agreements set forth below.

ARTICLE 1
EXHIBITS AND DEFINITIONS

Section 1.1.        Fundamental Lease Provisions

This Section presents fundamental provisions of this Lease in summary form.  Other provisions of this Lease control over conflicting provisions in this paragraph.

a.	Premises	Approximately ____ square feet as shown on Exhibit A

b.	Building Area	Approximately ____ square feet upon which Tenant’s building is to be located (shown on Exhibit A) (see Section 6.2)

c.	Tax Parcel	All of the Center, of which Tenant pays real estate taxes on approximately ____ square feet (shown on Exhibit A) (see Section 4.4)

d.	Center
That certain office/industrial development commonly known at 10985 Johns Hopkins Rd, Laurel, MD 20723, Howard County and identified as Tax Map 41, Parcel 425, Lot 1, Grid 22, Plat  # 9252 in Howard County, Maryland as shown in Exhibit A which Plat is recorded among the Land Records of Howard County, Maryland, as Plat CMP No. 5278, containing all buildings or other improvements thereon, and including the Premises (shown on Exhibit A)

e.	Common Areas	All of the Center except for buildings located therein (see Section 5.1)

f.	Construction Commencement	The date on which Tenant commences Tenant’s Work; such date must be at the outside within 30 days after the Possession Date

g.	Developer	Entity that will build and own the improvements on the Premises and lease the improvement to Tenant

h.	Lease Year	The accounting period for Common Area Costs; begins January 1 and ends December 31

i.	Lease Commencement Date	The date the lease is fully executed by both parties

j.	Plan Approval Date	The date Landlord approves Tenant’s Plans

k.	Possession Date	The date upon which Landlord has completed the Landlord’s Work (see Section 3.3) and gives possession of the Premises to Tenant to occur no later than June 30, 2005

l.	Rent Commencement Date	The earlier to occur of either 150 days from Tenant’s receipt of all applicable permits or Tenant’s opening for business days.

m.	Security Deposit	Five months advance rent to be paid upon the Lease execution. This shall be applied towards the first five (5) months rent.

n.	Advance Rent	(See Security Deposit)

o.	Lease Term
Starts on the Lease Commencement Date and ends twenty (20) years after the first day of the first full month following the Lease Commencement Date (may be extended or terminated as provided in the Lease)

p.	Termination Date	The last day of the Lease Term

q.	Renewal Options	Tenant shall have the option to renew for four terms of five years each (see Rider No. 1)

Section 1.2.        Exhibits and Rider(s)

The exhibits listed below are attached to this Lease and are.  incorporated by reference:

Exhibit A	Depiction of Center and Premises (see Section 1.2)

Exhibit B-1	Sign Criteria (see Section 3.3)

Exhibit B-2	Tenant’s Plans (see Section 3.1)

Exhibit C	Rules and Regulations (see Section 5.2)

Exhibit D	Declaration of Occupancy (see Section 2.6)

Exhibit E	Division of Work

Exhibit F	Permitted Uses on the Site

Rider No	Renewal Option(s)

Notwithstanding anything indicated on Exhibit A, or anything else contained in this Lease, Landlord may design and decorate any portion of the Center as it desires and may change, add to or subtract from the size and dimensions of the Center or any part, the number, location and dimensions of buildings and stores, dimensions of hallways, malls and corridors, the number of floors in any building, the location, size and number of tenant spaces and kiosks which may be erected in any part of the Center, the identity, type and location of other stores and tenants, and the size, shape, location and arrangement of Common Areas.

Section 1.3         Developer.  The parties hereto acknowledge and agree: (a) that Tenant may, but is under no obligation to, contract with an entity (“Developer”) to build, own and lease to Tenant the improvements on the Premises;

(b)           Developer will, at its cost, construct the improvements on the Premises as described in Tenant’s Plans as such are described in Section 3.1 of hereof;

(c)           Developer will lease the improvements to Tenant with a lease term coterminous with this Lease;

(d)           Certain obligations of Tenant under this Lease (such as constructing the improvements) will be performed by Developer, however the performance of such obligations by Developer does relieve Tenant of the responsibility for such obligations.

ARTICLE 2
PREMISES AND TERM

Section 2.1.        Premises

Landlord, as the fee owner, leases the Premises to Tenant, and Tenant rents the Premises from Landlord.  The Premises contain approximately _______ square feet of the surface of the land and those areas above and below grade needed to accommodate a building of approximately 3,200 square feet, plus a driveway for Tenant’s drive-through facilities (Three (3) drive through lanes and one (1) drive through ATM lane) as shown on Exhibit A and all walkways and landscaping adjoining the building on the Premises (the “Premises”).  Landlord agrees to extend reasonable easement rights across Landlord’s adjoining land, roadways, service drives and streets as such are reasonably required for installation and maintenance of all utility lines and for driveways and approaches for the use and benefit of the described parcel of real estate, including the improvements to be erected thereon.

It is understood and agreed that some of the lighting may be directly fed to the Tenant’s separate meter (to be provided as part of Tenant’s Work described below) and some to the common area meters, as required by Landlord’s or Tenant’s needs.

Landlord reserves for it and for all tenants in the Center all other air and subsurface rights and an easement to enter the Premises to construct, use, and maintain such improvements (for example, utility lines) as may be appropriate, in Landlord’s sole judgment, for the development and operation of the Center.  Landlord shall give Tenant twenty-four (24) hours’ notice before entering the Premises under this Section and shall promptly repair any portion of the Premises which is disturbed, except in the event of any emergency, in which case Landlord will use reasonable efforts to provide notice to Tenant (for example, by telephone) to those persons designated by Tenant to be contacted in the event of an emergency.  Notwithstanding anything to the contrary in this paragraph, in the absence of any apparent emergency, Landlord, its agents and employees (i) shall not enter the Premises except during Tenant’s operating hours, and (ii) shall not, during Tenant’s operating hours, enter any part of the Premises which is not open to the public, unless escorted by one of Tenant’s agents or employees.  In the event that Landlord’s or Landlord’s parent’s employees enter the Premises forcibly during an apparent emergency, such employees shall, within a reasonable time thereafter considering all of the circumstances, again notify those persons designated by Tenant to be contacted in the event of an emergency.  Tenant shall be responsible for providing Landlord with the names and phone numbers of such persons.

Section 2.2.        Term

To have and to hold the Premises for the Lease Term, which begins on the Lease Commencement Date, subject to the Study Period described in Section 23.22 of this Lease, and ends on the day before the twentieth anniversary of the Lease Commencement Date (or of the first day of the month following the Lease Commencement Date if the Lease Commencement Date does not fall on the first day of a month).  The Lease Term may be extended or terminated as provided in the Lease.  After the Lease Commencement Date but before the Possession Date, Tenant is obligated only under Article 3.  After the Possession Date, Tenant is fully obligated under this Lease, except that rent under Section 4.1, other than any Advance Rent which may be due, and Common Area Costs under Section 6.2, shall abate until the Rent Commencement Date.

Section 2.3.        Option to Renew

Subject to Section 2.2, Tenant may extend the Lease Term for four consecutive periods, each extended term to consist of five.  years (the “Extended Terms”), but only on the terms and conditions provided in Rider Number 1 attached hereto and made a part hereof.

Section 2.4.        Possession

Landlord shall deliver possession of the Premises on the Possession Date, upon which date Landlord shall have completed the Landlord’s Work (described below in Section 3.3).

Section 2.5.        Lease Year

A Lease Year (other than the initial Lease Year) is a period of twelve (12) consecutive full calendar months, each commencing December 1 and concluding on November 30.  The initial Lease Year shall include the period from the Lease Commencement Date through October 31, 2005.

Section 2.6.        Declaration of Occupancy

When the Lease Commencement Date, the Rent Commencement Date and the Termination Date have been determined, Landlord and Tenant shall execute a Declaration of Occupancy in, the form of Exhibit D.

ARTICLE 3
LANDLORD’S AND TENANT’S WORK

Section 3.1.        Tenant’s Plans

Within seventy five (75) days after the Lease Commencement Date, Tenant shall furnish Landlord with four (4) sets of Tenant’s Plans, which shall include all sign criteria and shall consist of site layouts of the Premises and architectural renderings of Tenant’s building (sized and located approximately as shown on Exhibit A) and shall reflect, among other things, exterior colors compatible with the balance of the Center.  Within 10 business days after Landlord’s receipt of Tenant’s plans, Landlord shall advise Tenant of any reasonable objections to Tenant’s Plans, including any objections to proposed architectural elevations, and Tenant shall promptly make such modifications as necessary for Landlord’s approval.  The date Landlord approves Tenant’s Plans is the “Plan Approval Date”.  Both parties shall initial Tenant’s Plans when Landlord approves them, and they shall become Exhibit B-2 to this Lease.  If Tenant fails to deliver or revise Tenant’s Plans when required under this Section, Landlord may terminate this Lease.

Section 3.2.        Tenant’s Permits

Within the later of ninety (90) days after the Lease Commencement Date or 90 days after receipt by Landlord of final site plan approval for the Center, Tenant shall apply to the appropriate governmental authorities for a building permit and any other permits (the “Permits”) required to construct and operate a branch banking office with drive-through facilities on the Premises under this Lease, and shall diligently attempt to obtain the Permits after it applies.  If Tenant have not obtained, despite all diligent efforts by Tenant, all of the Permits within 120 days after the Lease Commencement Date, Landlord or Tenant may terminate this Lease upon ten (10) days’ written notice to the other party.  Notwithstanding the above, Tenant shall not be obligated to apply for the Permits prior to the date on which Tenant acquires the Approvals as set forth in Section 3.5 hereof, and the Possession Date and the date on which Landlord may exercise the termination right as set forth in this Section 3.2 shall be extended for the number of days of any period during which Tenant is excused from its application for the Permits under the provisions of this Section 3.2.

Section 3.3.        Landlord’s Work

Landlord, at its sole cost and expense, shall do the following work on the Premises (“Landlord’s Work”) by the Possession Date:

Grading and Compaction: Landlord shall rough grade the Building Area as shown on Landlord’s site plan, with compaction rating of 95%.

Survey; Staking: Landlord shall stake the corners of the Premises in accordance with Landlord’s survey, showing corner elevations of the Premises, the area of the Premises, and distances to property lines of the Center.  The area of the Premises on this survey shall be binding on Landlord and Tenant and shall be used in the Declaration of Occupancy.

Utilities: Landlord shall stub sanitary sewer, domestic water, gas, and electrical lines (conduit only) to within five (5) feet inside the Premises, to points designated by Landlord.

Landlord shall provide Tenant with a staging area for Tenant’s use during construction, to be used in accordance with Exhibit C.  Except as provided in this Section, Landlord has no obligation to construct, repair or maintain the Premises, and has no other obligations connected with the Premises except as expressly set forth in this Lease.

Section 3.4.        Tenant’s Work

Tenant shall perform all work not required to be done by Landlord (“Tenant’s Work’) at its expense diligently and promptly and in strict accordance with Tenant’s Plans and in accordance [insert any applicable local governmental guidelines].  The date on which Tenant commences Tenant’s Work is the Construction Commencement Date, which shall occur within 30 days after the Possession Date.  Tenant at the outside shall complete all.  Tenant’s Work and open its business at the Premises to the public not later than 150 days after the Possession Date.  All fixtures installed by Tenant shall be new or completely reconditioned.  Tenant shall not commence Tenant’s Work until Landlord approves Tenant’s Plans.  Tenant shall be solely responsible for the arrangement with utility companies for all utility service to the Premises.  If Tenant wants to start Tenant’s Work before installation of utilities, Tenant may arrange for temporary connections, and Landlord will grant temporary easements across the Common Areas during the construction period, subject to availability of such connections and Landlord’s approval of the location of such connections and temporary easements.  The temporary connections shall be installed at Tenant’s sole cost and expense.  The location of utilities shall be in Landlord’s sole discretion.

Tenant shall furnish, at its sole cost and expense, a wall-check survey upon completion of the footings.

During construction, Tenant shall not permit its contractors to store any materials, park any cars, trucks, construction vehicles or equipment outside of the Premises and the area to be designated by Landlord for storage and parking.  Tenant also shall not permit its contractors to interfere with the operation of the Center.  Tenant shall require its contractors to police daily the area surrounding the Premises and between the entrances to the Center and the Premises to pick up trash and debris, sweep up dirt, remove construction implements and materials, and do what is necessary to keep the Center clean and free of dirt and debris.

Before starting Tenant’s Work, Tenant’s contractors shall provide to Landlord evidence of insurance as follows (Landlord to receive 30-days’ notice prior to cancellation):

1.           Builders “all risk” using completed value.

2.           Broad form liability - including explosion, excavation and underground work with single limit of one million dollars ($1,000,000.00) (includes property damage and Landlord protective insurance).

3.           Automobile coverage liability of $500,000.00/$1,000,000.00, property damage of $50,000.00, and workmen’s compensation.

Section 3.5.        Tenant’s Approvals

Tenant shall apply to all appropriate governmental banking and other authorities with jurisdiction or other authority governing the approval of the operation by Tenant of a branch banking office with drive-through facilities at the Premises for all such requisite approvals (the “Approvals”) within thirty (30) days following the Lease Commencement Date.  Notwithstanding anything to the contrary contained in this Lease, if Tenant fails (despite all diligent efforts to obtain the Approvals following application therefor) to acquire the Approvals within one hundred twenty (120) days following the Lease Commencement Date, Landlord and Tenant shall each have the option to terminate this Lease by serving written notice to the other party, and following such notice neither party shall have any further liability hereunder.  However, if Tenant has timely acquired the Approvals as required herein except for the final site plan approval (“Site Plan Approval”) then, in such event, said one hundred twenty (120) day period shall be extended for an equal number of days of delay in obtaining the Site Plan Approval, provided: (i) any such delay is not caused by Tenant, (ii) Tenant diligently pursues obtaining the Site Plan Approval, and (iii) any such extension shall be limited to 30 days.

ARTICLE 4
RENT

Section 4.1.        Basic Rent

Beginning with the Rent Commencement Date (150 days after the Possession Date or the date Tenant opens for business, whichever is earlier), Tenant shall pay Basic Rent to Landlord in advance on the first day of each month, without notice, demand, offsets, or deductions, at Landlord’s Notice Address (as defined in Section 23.7) as follows:

Years	Annual Basic Rent	Monthly Basic Rent	Rent Per SF
1-5	$125,000	$10,416.67	$	________
6-10	$140,625	$11,718.75	$	________
11-15	$158,203	$13,183.59	$	________
16-20	$177,979	$14,831.58	$	________

If the Rent Commencement Date does not fall on the first day of a month, Tenant shall pay a prorated Monthly Basic Rent on the Rent Commencement Date for the period between the Rent Commencement Date and the first day of the next calendar month.

Section 4.2.        Real Estate Taxes

Unless the Tax Parcel constitutes a separate tax lot, Landlord shall pay, subject to reimbursement as set forth in this Lease, all real estate taxes imposed on the Center.  “Real Estate Taxes” are all real estate taxes, public and governmental charges and assessments, capital facilities or front-foot taxes, special assessments, sewer and other taxes and charges, substitutions or partial substitutions for or additions to real estate taxes, and all costs and fees incurred by Landlord to .contest or negotiate the real estate taxes with public authorities.  “Real Estate Taxes” exclude taxes on Tenant’s machinery, equipment, inventory or other personal property or assets, which Tenant agrees to pay.

Tenant shall pay to Landlord its proportionate share of all Real Estate Taxes (“Tenant’s Proportionate Share of Taxes”) within 30 days after Landlord informs Tenant in writing of its share of those taxes.  Tenant’s Proportionate Share of Taxes is:

(a)         for land: 100% of the taxes on the land in the Tax Parcel (shown on Exhibit A) if that land is assessed separately; or, if not assessed separately, the same percentage of the taxes on all land in the Center as the square footage of the Tax Parcel is to the square footage of all land in the Center; plus

(b)         for improvements: 100% of the taxes on the improvements on the Tax Parcel if those improvements are assessed separately; or, if not assessed separately, the same percentage of the taxes on all improvements.  in the Center as the “Building Value” is to the total assessment on all improvements in the Center (as of the first day of the taxable year in which such taxes are payable).  The Building Value is the cost of Tenant’s Work certified to by Tenant’s architect on AIA Form G-702 and G-703, delivered to Landlord within 60 days after the Rent Commencement Date.

Tenant’s Proportionate Share of Taxes will be prorated for periods at the beginning and end of the Lease Term which are not full fiscal tax years of the taxing authority.  Land or improvements are assessed separately if a land or improvements assessment can be determined with reasonable accuracy from the assessor’s work sheets, which Tenant may examine.  Tenant may at its own expense contest any separate assessment of the Premises in its own name, and Landlord will execute, at Tenant’s expense, all documents reasonably required to conduct the contest.  If taxes on the tax parcel are not assessed separately, Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the Tax Parcel and grounds within the applicable taxing jurisdiction.  Tenant agrees to pay its proportionate share of the cost of such consultant.

Tenant also shall pay any governmental tax or charge (other than income tax) based in whole or in part upon Tenant’s payment or Landlord’s receipt of rent under this Lease, or based upon the value of those rents or upon Landlord’s interest in the Premises.  Tenant shall pay a proportionate share if that tax or charge is based upon the rents from other tenants in the Center, upon the value of those rents, or upon Landlord’s interest in the Center, but is not apportioned by the taxing authority.

Tenant acknowledges that Landlord must pay Taxes for an entire tax year (i.e., July 1 - June 30) in advance.  Within thirty (30) days after the Lease Commencement Date, Tenant shall pay to Landlord a sum equal to Tenant’s Proportionate Share of the pre-paid Real Estate Taxes paid by Landlord for the tax year in which the Lease Commencement Date occurs (the “Commencement Tax Year”), pro-rated from the Lease Commencement Date to the end of the Commencement Tax Year.  During the tax year immediately following the Commencement Tax Year (the “Second Tax Year”), Tenant shall reimburse Landlord, upon receipt of an invoice therefore, for Tenant’s portion of any pre-paid Taxes paid by Landlord with respect to the Second Tax Year, after subtracting therefrom the amount of any estimated payments made by Tenant pursuant to this Section with respect to such Second Tax Year.  Thereafter, Tenant’s estimated monthly amount of the Tenant’s Proportionate Share of such actual Taxes, which monthly amounts shall be applied to the tax years immediately following the Second Tax Year and succeeding tax years, subject to further adjustments.  Following the Termination Date, Tenant shall be reimbursed by Landlord to the extent of any of Tenant’s Proportionate Share of Taxes which it has pre-paid as of such Termination Date for the period beyond such Termination Date.  At any time during a Tax Year, Landlord may reasonably re-estimate Tenant’s Proportionate Share of Taxes and thereafter adjust Tenant’s monthly installments payable during the Tax Year to reflect more accurately Tenant’s Proportionate Share of Taxes.  After receipt of tax bills for each Tax Year, Landlord will notify Tenant of the amount of Taxes’ for the Tax Year in question and the amount of Tenant’s Proportionate Share thereof.  Any overpayment or deficiency in Tenant’s payment of Tenant’s Proportionate Share of Taxes for each Tax Year shall be adjusted between Landlord and Tenant.  Tenant shall pay Landlord or Landlord shall credit to Tenant’s account (or, if such adjustment is at the end of the Term, Landlord shall pay Tenant), as the case may be, within fifteen (15) days of the aforesaid notice to Tenant, such amount necessary to effect such adjustments.  Landlord’s failure to provide such notice within the time prescribed above shall not relieve Tenant of any of its obligations hereunder.  For purposes hereof, a “Tax Year” shall be July 1 through June 30.

Section 4.3.        Additional Rent; Late Payment

All amounts which Tenant is required to pay under this Lease are “Additional Rent” payable with the next Monthly Basic Rent installment due (except as otherwise provided).  If Tenant fails to make any payment due hereunder when payment is due, to help defray the additional cost to Landlord for processing such late payments, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within five (5) days after demand therefor shall be an Event of Default hereunder.  The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.  In addition, all sums not paid when due hereunder shall bear interest from the due date thereof at the rate of 18% per annum.  “Basic Rent” and “Additional Rent” are sometimes hereinafter referred to collectively as “Rent”.

Section 4.4.        Security Deposit and Advance Rent.

On the Lease Commencement Date, Tenant shall pay to Landlord five (5) month’s Basic Rent to be applied monthly by Landlord as Basic Rent for the five month period commencing on ____________ unless Tenant defaults in the performance of its monetary obligations hereunder in which case, the prepaid rent (or such portion thereof that exists as of the date of the monetary default) may be use by Landlord to cure such monetary default after 10 days prior written notice to Tenant.

ARTICLE 5
COMMON AREAS

Section 5.1.        Common Area Facilities

The “Common Areas” are all parking areas, access areas and other areas and improvements in or near the Center made available or maintained by Landlord from time to time for the tenants in the Center and their customers, officers, agents, employees and invitees; including without limitation all parking areas, employee parking areas, truck ways, driveways, roads, lighting facilities, loading docks and areas, delivery areas, multi-story parking facilities, package pickup stations, pedestrian sidewalks, enclosed and unenclosed malls, courts, ramps, landscaped areas, retaining walls, stairways, bus stops, common utility facilities including main conduits to provide sewer, electricity and telecommunications and storm water management facilities and drainage areas.

Landlord will operate and maintain, or will cause to be operated and maintained, the Common Areas in a commercially reasonable manner deemed by Landlord to be in the best interests of the Center.  Landlord will have the right, as long as the exercise of such right does not materially impair Tenant’s use of the Premises as set forth in.  Section 8.1 hereof: (1) to establish, modify and enforce rules and regulations with respect to the Common Areas; (ii) to enter into, modify and terminate easements and other agreements pertaining to the use and maintenance of the Common Areas; (iii) to implement a parking management plan; (iv) to close all or any portion of the Common Areas to such extent as may, in the opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; (v) to close temporarily any or all portions of the Common Areas; (vi) to change the configuration, or move or reduce or increase the size of any element of the Common Areas; and (vii) to do and perform such other acts in and to said areas and improvements as, in the exercise of good business judgment, Landlord shall determine to be advisable.

Section 5.2.        Use of Common Areas

Tenant, its employees and customers may use the Common Areas in common with Landlord and all others entitled to use the Common Areas, subject to Section 5.1 and to such written rules and regulations as may be imposed by Landlord from time to time.  Tenant shall not interfere with any person’s use of the Common Areas.  Tenant shall observe and shall require its employees and agents to observe the written ‘rules and regulations in Exhibit C (as amended).

ARTICLE 6
COMMON AREA COST AND MAINTENANCE

Section 6.1.        Common Area Costs

Landlord shall maintain the Common Areas of the Center.  “Common Area Costs” all costs and expenses incurred by or on behalf of Landlord in opening, managing (not to exceed 3% of all other costs and expenses described in this Section 6.1), insuring, securing and maintaining the Common Areas pursuant to Section 5.1, including, without limitations, all costs and expenses of operating, maintaining, repairing, lighting, signing, cleaning, policing and security of the Common Areas (including cost of uniforms, equipment and employment taxes); security, insurance, including, without limitation, liability insurance for personal injury, death and property damage, insurance against fire, all-risk coverage including earthquake and flood, theft, or other casualties, environmental insurance, worker’s compensation insurance or similar insurance covering personnel, fidelity bonds for personnel, insurance against liability for defamation and claims of false arrest occurring on and about the Common Areas; removal of water, snow, ice, trash and debris; regulation of traffic; costs and expenses of inspecting and depreciation of machinery and equipment used in the operation and maintenance of the Common Areas and personal property taxes and other charges (including, but not limited to, leasing or rental costs) incurred in connection with such equipment; costs and expenses of upkeep and maintenance of the Common Areas and structural and non-structural repairs and replacement of the Common Areas; costs and expenses of planting, replanting and replacing flowers, shrubbery and planters; costs of providing energy to light, areas in which the Common Areas are located and the maintenance and repair of such equipment; cost of water services, if any, furnished.  by Landlord for the non-exclusive use of all tenants; Landlord’s share of expenses under any declaration, covenant, or other agreement applicable to the Center; fair market rental and other costs with respect to any management office servicing the Center; Columbia Association charges and assessments and other charges assessed by property owners’ and/or park association(s); and administrative costs and management fees relating to operating and maintaining the Common Areas.  Landlord may elect to amortize any of the foregoing costs and expenses over a useful life determined in accordance with generally accepted accounting principles.

Section 6.2.        Tenant’s Share of Costs

For purposes of calculating Common Area Costs only, Tenant shall pay Landlord that portion of Common Area Costs as the total square feet of the Building Area on the Premises bears to all rentable floor area in the Center (excluding the Common Areas) (“Tenant’s Proportionate Share of CAM”).  Tenant’s Proportionate Share of CAM shall be paid by Tenant in monthly installments in such amounts as are estimated and billed by Landlord at the beginning of each twelve (12) month period commencing and ending on dates designated by Landlord, each installment being due on the first day of each calendar month.  At any time during each twelve (12) month period, Landlord may re-estimate Tenant’s Proportionate Share of CAM and adjust Tenant’s monthly installments payable during each twelve (12) month period to reflect more accurately Tenant’s Proportionate Share of CAM.  After the end of each such twelve (12) month period, Landlord shall send to Tenant a statement of Common Area Costs for such twelve.  (12) month period and the monthly installments paid or payable shall be adjusted between Landlord and Tenant, and Tenant shall pay Landlord, subject to a maximum 3% increase over the prior year for items other than real estate taxes and insurance, or Landlord shall credit Tenant’s accounts (or, if such adjustment is at the end of the Term, Landlord shall pay Tenant), as the case may be, within fifteen (15) days of receipt of such statement, the amount of any excess or deficiency in Tenant’s Proportionate Share of CAM paid by Tenant to Landlord during such twelve (12) month period.  If written request is made by Tenant within thirty (30) days after Landlord sends to Tenant a statement of Common Area Costs as above provided, Landlord shall make available for Tenant’s inspection (which inspection shall be at Tenant’s .sole cost and expense) at Landlord’s office, during normal business hours, Landlord’s records relating to Common Area Costs for such preceding twelve (12) month period.  Failure of Landlord to provide the statement called for hereunder within the time prescribed shall not relieve Tenant of its obligations hereunder.

ARTICLE 7
UTILITIES AND SERVICES

Section 7.1.        Installation and Payment

Tenant shall not install any equipment which can exceed the capacity of any utility facilities; and if any equipment installed by Tenant requires additional utility facilities, Tenant shall install them at its expense in compliance with all code requirements, and after Landlord approves the plans and specifications in writing.  Tenant shall pay promptly all charges for use or consumption of sewer, gas, electricity, heat, light, power, telephone, sewer, sprinkler charges, water and all other utility services, whether supplied by Landlord or by a utility company, together with any taxes, penalties, surcharges or the like pertaining to the Tenant’s use of the Premises, and any maintenance charges for utilities.  Landlord shall have the right to cause any of said services to be separately metered to Tenant, at Tenant’s expense.  Tenant shall pay its pro rata share, as reasonably determined by Landlord, as Additional Rent, of all charges for jointly metered utilities.  Landlord shall not be liable for any interruption or failure of utility service on the Premises.

Section 7.2.        Tenant Arrangement for Utilities

If Tenant purchases utility service from any utility company, Tenant shall arrange with the utility company serving the Premises to provide utility service in Tenant’s name and to bill Tenant directly.  Tenant shall pay any deposits required.  Tenant’s obligations under this Lease shall not be affected by Tenant’s inability to obtain utility supply, installation, or repair service from any such company.  Tenant shall install, maintain and pay for the electricity for a portion of exterior lighting in the Tax Parcel as shall be determined by the parties hereto.  Tenant agrees to keep the lighting controlled by Tenant in the Tax Parcel illuminated at least until Tenant closes for business each day.  Tenant agrees to pay for the illumination of the Common Areas for any time during which Tenant is open when no other tenants are open to the public, such illumination to include one hour after Tenant closes for business each day.

ARTICLE 8
CONDUCT OF BUSINESS BY TENANT

Section 8.1.        Use of Premises; Trade Name

The Premises shall be occupied and used by Tenant and any affiliates or subsidiaries thereof for the purpose of conducting therein the business of the operation of a financial institution (including drive-thru facilities), offering such services as are permitted by governmental banking authorities and for related lawful uses, including banking, mortgage lending, financial services and related uses, and general administrative office uses.

Tenant shall operate the Premises only under the name of Howard Bank, or such other name as Tenant may use in the majority of Tenant’s other offices in the Baltimore/Washington Metropolitan area and under no other name.

Section 8.2.        Prompt Occupancy and Continuous Use

Tenant shall complete Tenant’s Work and commence business with the public on the Rent Commencement Date, or as soon as practical thereafter, and thereafter shall continuously operate the business permitted under Section 8.1 in the entire Premises as provided in Section 8.3, in the name set forth in Section 8.1, fully staffed, and fixtured, using only such portions of the Premises for storage purposes related to Tenant’s use of the Premises as are reasonably required for the use as set forth in Section 8.1.

In addition to its other rights, Landlord may increase the Basic Monthly Rent to 150% of its annual amount divided by 365 for each day that Tenant fails to comply with this Section 8.2, such sum representing the parties’ estimation of the damages that Landlord will suffer by Tenant’s noncompliance

Section 8.3.        Conduct of Business

Tenant shall conduct its business in the manner normally associated with a community bank.

Section 8.4.        Operation by Tenant

Tenant shall place no merchandise, vending machines or other articles in any vestibule or entry of the Premises or outside the Premises; shall frequently remove garbage, trash, rubbish and other refuse and keep it in rat-proof containers inside the Premises; shall permit no storage of trucks or other vehicles; shall permit no sound system audible outside the Premises; shall permit no waste or nuisance upon the Premises; shall permit no coin-operated amusement devices and games in the Premises; shall permit no loading, unloading, parking or standing of delivery vehicles, except on a temporary basis pursuant to Section 5.2, on any service drive and sidewalk in the Center; shall not permit the use of vehicles which will interfere with the use of any Common Areas; shall, at Tenant’s sole expense, comply with all laws, ordinances and regulations of all governmental and quasi-governmental authorities, property owners’ associations and park associations with respect to its use of the Premises; shall, at Tenant’s sole expense, promptly comply with all governmental, quasi-governmental, property owners’ associations and park associations orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with the Premises; shall not operate any electrical devices that will contravene regulatory standards relating to navigation or radio communications; shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger the Premises, the Center, the Landlord or any other tenants of the Center or which interferes is or likely to interfere with transmission or reception of microwave, television, radio, telephone or other communicative signals transmitted or received whether by antenna, fiber optics or any other facilities at the Center; shall place no load on any floor in the Center which exceeds the floor load per square foot which such floor was designed to carry.

Section 8.5.        Alterations and Additions

Tenant shall not make any alterations or additions (including without limitation painting, decorating and installing signs) to the exterior or interior of the Premises without Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed except for alterations or additions to the interior of the Premises which are not visible from the exterior of the Premises, and provided any such interiors alterations are non-mechanical and do not exceed an aggregate cost of $25,000 in any consecutive 12 month period.  Tenant shall promptly remove or take any other action regarding alterations or additions made without Landlord’s prior approval, as Landlord directs.  All alterations, installations, removals and restoration shall be performed by a qualified, licensed (where required by applicable law) contractor and in a good and workmanlike manner so as not to damage or alter the primary structure or structural qualities of the buildings and other improvements situated on the Premises or of which the Premises are a part.

Tenant’s trade fixtures and other personal property owned by Tenant and installed in the Premises, including night depositories, alarm and security systems, vaults, safes, safe deposit boxes, teller’s cages, etc., shall remain at all times during the term of this Lease and upon the termination of this Lease, Tenant’s property, and may be removed by Tenant from time to time, at or prior to the expiration or other termination of this Lease, including any renewals or extensions thereof, without Landlord’s consent.  Tenant shall repair any damage to the Premises caused by such removal.

Section 8.6.        Dignified Use

Tenant shall use the Premises in a dignified and ethical manner consistent with the general high standards of use of the Center.

ARTICLE 9
MAINTENANCE OF LEASED PREMISES

Section 9.1.        Maintenance by Landlord

Except under Article 3 for Landlord’s Work, Landlord is not obligated to make any repairs or improvements within the Premises.

Section 9.2.        Maintenance by Tenant

Tenant, at its own cost and expense, shall promptly make all necessary repairs and replacements to the Premises and shall keep the Premises clean and safe and in good condition and repair, including but not limited to all sidewalks; paving; trash receptacles, entrances, fixtures, equipment (including lighting, heating, electrical, plumbing, ventilating and air-conditioning fixtures and systems and other mechanical equipment), and all other improvements located within the Premises.  Tenant also shall keep the Premises and all other areas described in this Section free of trash and debris and clear, of ice and snow and shall keep all mechanical equipment free of vibration and noise.  If Tenant fails to maintain the Premises as required under this Section, Landlord may (but shall not be obligated to), after reasonable notice to Tenant perform Tenant’s obligations or perform corrective work and charge Tenant with its cost (plus 15% to cover Landlord’s administrative costs).

Section 9.3.        Surrender of Premises

On the Termination Date, Tenant shall surrender the Premises and the improvements thereon in good condition or repair.  If Tenant fails to surrender the Premises on the Termination Date, Tenant shall defend and indemnify Landlord from all liability and expense resulting from the delay or failure to surrender, including, without limitation, claims made by any succeeding tenant founded on or resulting from Tenant’s failure to surrender.

ARTICLE 10
IMPROVEMENTS AND PERSONAL PROPERTY

Section 10.1.      Ownership and Removal

All improvements within the Premises (including alterations and additions), shall remain Tenant’s property for the Lease Term.  Any personal property which Tenant fails to remove from the Premises by the Termination Date becomes Landlord’s property, at Landlord’s option.

Section 10.2.      Liens

Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interest of Landlord or Tenant in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs.  Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease.  Tenant agrees to give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises.

Section 10.3.      Signs, Awnings and Canopies

Tenant shall erect, maintain or replace on any exterior door, window or wall of the Premises, or on the interior of the Premises if visible, in Landlord’s sole opinion, from the exterior, any sign, awning, canopy, advertising matter, decoration, lettering, or other thing without first obtaining Landlord’s written approval as to the erection thereof and if given, as to the size, design, location, type of composition or materials and lighting thereof.  Design shall be in accordance with the guidelines established by Landlord from time to time.  Any such item shall be inscribed, painted or affixed by Landlord, or a company approved by Landlord, but the entire cost thereof shall be borne by Tenant.  Tenant shall maintain any such item or items in good condition repair at all times, and pay any taxes imposed thereon.  Notwithstanding anything to the contrary herein, Tenant may, however, display its FDIC seal, with approximate dimensions of 7”x3”, a professionally printed sign posting Tenant’s hours of operation on the exterior windows and/or doors of the Premises and any items on the interior of the Premises, including the interior surface of windows, that are consistent with Tenant’s operation as a community bank.

ARTICLE 11
INSURANCE

Section 11.1.      By Landlord

Tenant shall pay its Proportionate Share of Landlord’s insurance as part of Common Area Costs and 100% of the increase in insurance payment for the Center due to Tenant’s Work.

Section 11.2.      By Tenant

In addition to any and all insurance required during construction of the Improvements pursuant to Section 3.4 hereof, Tenant, at its own expense, shall maintain during the term of this Lease all policies including specific coverages limits and endorsements as follows:

a.           Commercial General Liability (1998 Form or Equivalent).  Such policy shall provide coverage in a minimum amount of at least One Million Dollar ($1,000,000) combined single limit for bodily injury and property damage, including products liability, personal injury, contractual liability and all standard policy form extensions.  Such policy must provide a Two Million Dollar ($2,000,000) general aggregate (per location, if covering multiple locations) and be written on an “occurrence” basis.  Such policy shall be endorsed to include the Landlord, managing agent, mortgagee and any other entity required by the Landlord as an additional insured.

b.           Workers Compensation/Employers Liability Coverage.  A statutory Workers Compensation policy covering all employees in the State of Maryland and Employers Liability coverage subject to a limit of no less than Five Hundred Thousand Dollars ($500,000) each employee, Five Hundred Thousand Dollars ($500,000) each accident, and Five Hundred Thousand Dollars ($500,000) policy limit.

c.           Property Insurance.  Such policy shall insure all personal property of Tenant at the Premises including all equipment, furniture and fixtures, plate glass, goods, wares, merchandise, improvements and betterments shall be covered for one hundred percent (100%) of the full replacement value thereof.  Such policy shall be written under a standard Special Causes of Loss (“All Risk”) perils basis including coverage for Back Up of Sewers, Drains and Seepage.  Tenant shall also purchase business income insurance providing recovery for its annual net profits plus continuing expenses including rent.

d.           Umbrella Liability.  Unless Tenant’s primary liability policy shall be in an amount of $5,000,000 or greater, Tenant shall maintain an umbrella policy with a limit of not less than Three Million Dollars ($3,000,000) providing excess coverage over the general liability policy referred to under paragraph (a) above.  Such policy shall be endorsed to include Landlord, managing agent and mortgagee as additional insureds.

All of the above policies shall be written in insurance companies licensed and admitted to do business in the State of Maryland and rated no lower than A VIII in the most recent edition of A.M. Best’s Rating Guide or BBB in Standard & Poor’s.  All of the above policies shall be with such companies and in a form approved by Landlord and endorsed to provide that in the event of cancellation, non-renewal or material modification the Landlord, managing agent and mortgagee, if requested, shall receive at least thirty (30) days prior written notice by certified mail, return receipt requested.

The Tenant shall furnish Landlord and/or managing agent with certificates of insurance and the specific policy endorsement (Additional Insured Endorsement) evidencing the coverages provided above, no later than seven (7) days prior to the expiration date of all policies.  Tenant hereby expressly waives all right of recovery against Landlord, its officers, agents, employees, invitees or contractors for damage which would otherwise be covered by any all-risk insurance on the aforesaid items or the property damage (including plate-glass) insurance provided for in this printed Section 11.2.  The minimum limits of Tenant’s liability insurance in no way limits or diminishes Tenant’s liability under Section 11.6 and may be increased by Landlord at any time if Landlord deems it necessary for adequate protection.  Tenant shall provide Landlord with copies of the policies or certificates evidencing that such insurance is in full force and effect and stating the terms thereof.  If Tenant fails to provide copies of the policies or certificates within 10 business days after Landlord’s written request, of if Tenant fails to keep the required insurance in force at any time, Landlord may, but shall not be obligated to, after reasonable notice to Tenant, obtain such insurance on Tenant’s behalf and charge it the cost thereof plus 15%.

Section 11.3.      Mutual Waiver of Subrogation Rights

Landlord and Tenant and all parties claiming under or through them mutually release and discharge each other from all claims and liabilities arising from any risk required to be insured under this Lease in whole or in part.  .Landlord and Tenant waive subrogation against each other under each policy it is required to carry, unless this waiver invalidates or increases the cost of such insurance (but a party may pay such increased cost to keep the release and waiver in full force and effect within 30 days after written notice from the other party or its insurer).  Each party to this Lease agrees immediately after written request to give each insurance company, which has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this subparagraph, and if necessary, to have the insurance policies properly endorsed.

Section 11.4.      Tenant’s Waiver

Except for willful misconduct, intentional acts or omissions or gross negligence, Landlord, its agents, contractors and employees, shall not be liable for, and Tenant waives all claims for damages, including but not limited to consequential damages, to person, property or otherwise, sustained by Tenant or any person claiming through Tenant, resulting from any accident or occurrence in or upon any part of the Center, including but not limited to claims for damage resulting from: (a) Landlord’s failure to repair any part of the Center; (b) injury done or caused by wind, water, or other natural element; (c) any defect in or failure of plumbing, heating or air-conditioning equipment, electric wiring, gas, water, and steam pipes; (d) broken glass; (e) any backing up of sewer pipes or downspouts; (f) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or any other pipe or tank; (g) the escape of steam or hot water; (h) water, snow or ice; (i) loss by theft; (j) acts or omissions of persons in the Premises, other tenants in the Center, owners or occupants of nearby properties, or any other persons; and (k) any act or omission of Landlord, its agents, contractors, or employees.  Tenant’s property on the Premises shall be at Tenant’s risk only.

Section 11.5.      Policy Requirements

Except for the uses described in Section 8.1 hereof, Tenant will not permit the Premises to be used for any purpose or in any manner that would (i) void the insurance thereon, (ii) increase the insurance risk, or (iii) cause the disallowance of any sprinkler credits, including without limitation, use of the Premises for the receipt, storage or handling of any product, material or merchandise that is explosive or highly inflammable.  If any increase in the cost of any insurance on the Premises or the Building is caused by Tenant’s use of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord.  Notwithstanding any provision hereof to the contrary, if the insurance on the Premises is canceled or such cancellation is threatened due to Tenant’s use, Tenant, upon oral or written notice from Landlord, shall immediately cease and desist such use and/or remove any items stored by Tenant causing such cancellation or threat of cancellation.  Tenant shall install chemical extinguishing devices approved by the appropriate insurance rating organization and Landlord’s property insurer and shall keep such devices under service as required by such organization.  If gas is used in the Premises, Tenant shall install manual and automatic gas cut-off devices.

Section 11.6.      Indemnification

Except for any claims, rights of recovery and causes of action that Tenant has released, Landlord shall indemnify and hold Tenant harmless and defend Tenant against any and all claims or liability for any injury or damage plus all costs, reasonable counsel fees and expenses associated therewith, to any person in, on or about the Common Areas when such injury or damage shall be caused by the gross negligence, willful misconduct or intentional act or intentional act or omission of the Landlord, its agents, servants and employees.  Except for any claims, rights of recovery and causes of action that Landlord has released, Tenant shall indemnify and hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage (i) to any person or property whatsoever occurring in, on or about the Premises, (ii) arising from the conduct or management of any work done by the Tenant in or about the Premises, (iii) arising from any act, failure to act or negligence of the Tenant, its agents, employees contractors, invitees or subtenants and (iv) all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon.  The provisions of this Section 11.6 shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

ARTICLE 12
ESTOPPEL CERTIFICATE, ATTORNMENT, SUBORDINATION

Section 12.1.      Estoppel Certificate

Tenant agrees at any time, and from time to time, but not more frequently than once a calendar quarter, within ten (10) days after Landlord’s written request, to execute, acknowledge and deliver to Landlord a written instrument provided to Tenant at Landlord’s expense in recordable form certifying or stating: (a) that this Lease is unmodified and in full force and effect (or if there shall then have been modifications, that the same is in full force and effect as so modified, and setting forth such modifications); (b) that the Premises have been completed by Landlord in accordance with this Lease (or if not so completed, stating the respects in which not completed); (c) that Tenant has accepted possession of the Premises, the Lease Commencement Date, the Rent Commencement Date and the Termination Date; (d) the date to which Basic Rent has been paid in advance, if any; (e) whether or not, to the best knowledge of the signer of such certificate, Landlord is then in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying in detail each such default of which the signer may have knowledge; (f) as to any other matters as may be reasonably so requested by Landlord or the holder of any security instrument; and (g) that it is understood that such instrument may be relied upon by any prospective purchaser, mortgagee, assignee or lessee of Landlord’s interest in this Lease, in the Center, or any portion or part thereof.

Section 12.2.      Attornment

Tenant accepts this Lease subject and subordinate to any ground lease, mortgages and/or deeds of trust and other security instruments now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon or the Buildings, together with any modifications or extensions or renewals thereof, provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust.  The provisions of the foregoing sentences shall be automatic, without the need to execute a substantiating document.  Tenant, at any time hereafter on demand, shall execute any instruments, releases or other documents that may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage.  Tenant agrees to attorn to the holder of such instrument as Landlord hereunder in the event of a transfer of the property to the holder of such instrument as a result of foreclosure, deed in lieu of foreclosure or termination of such ground lease and Tenant agrees to execute such further evidence of attornment as the holder may from time to time reasonably request.

Section 12.3.      Notice to Mortgagees; Right to Cure.

Upon written request from Landlord, Tenant shall send copies of any written notice of default by Landlord to any mortgagee of Landlord to such address as provided by Landlord and such mortgagee shall have a reasonable time after such notice in addition to the cure period given to Landlord to cure such default.

ARTICLE 13
ASSIGNMENT, SUBLETTING AND CONCESSIONS

Section 13.1.      Assignments/Sublets

Except for a parent of Tenant, Tenant shall not have the right to assign, sublet, transfer or encumber this Lease, or any interest therein, without the prior written consent of Landlord which may be withheld by Landlord in its sole discretion.  Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph shall be void.  The term “assignment” shall does not include the transfer by sale, assignment, death or incompetence, mortgage, trust, operation of law, or otherwise of any, shares, voting rights or ownership interests of Tenant unless such transfer constitutes a change in control of Tenant as defined under applicable banking law.  Notwithstanding the foregoing, if Tenant is a publicly held company, and its stock is traded on a national securities exchange or in the over-the-counter market, Tenant shall have the right to assign this Lease to any affiliate (as such term is defined in the Securities Act of 1933) provided that such assignment is in form reasonably satisfactory to Landlord.  Any assignee, subtenant or transferee of Tenant’s interest in this Lease (all such assignees, sub-Tenants and transferees being hereinafter referred to as “Transferees”), by assuming Tenant’s obligations hereunder, shall assume liability to Landlord for all amounts paid to persons other than Landlord by such Transferees in contravention of this Paragraph.  No assignment, subletting or other transfer, whether consented to by Landlord or not or permitted hereunder shall relieve Tenant of its liability hereunder.  If an Event of Default occurs while the Premises or any part thereof are assigned or sublet, then Landlord, in addition to any other remedies herein provided, or provided by law, may collect directly from such Transferee all rents payable to the Tenant and apply such rent against any sums due Landlord hereunder.  Tenant shall remain fully liable for any Event of Default by a Transferee and any such Event of Default shall be deemed an Event of Default by Tenant.  No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant’s obligations hereunder.

A change of name by Tenant shall not constitute an assignment for purposes of this paragraph provided that (a) no other indices of assignment or transfer described herein occur, and (b) Tenant shall provide Landlord with evidence of such name change (such as, by way of example and not limitation, a certified copy of a change of name form filed with the Secretary of State of the jurisdiction in which the Tenant is organized), such evidence to be delivered within five (5) days of the effective date of such name change.

Section 13.2.      Assignment in Bankruptcy.

If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101, et. seq., (the “Bankruptcy Code”), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code.  Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment.  Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

Section 13.3.      Landlord’s Costs.

Tenant shall reimburse Landlord for Landlord’s reasonable costs and expenses (including reasonable attorneys’ fees), in considering and processing Tenant’s request to assign or sublet, whether or not such request is approved.

ARTICLE 14
LANDLORD’S LIEN.

In addition to any statutory lien for Rent in Landlord’s favor, Landlord shall have, and Tenant hereby grants to Landlord, a continuing security interest for all Rent, upon all goods, wares, equipment, fixtures, furniture, inventory, and other personal property of Tenant now or hereafter situated at or upon the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in Rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged.  In the event any of the foregoing described property is removed from the Premises in violation of the covenant in the preceding sentence, the security interest shall continue in such property and all proceeds and products, regardless of location.  Upon an Event of Default hereunder by Tenant and after reasonable notice thereof to Tenant by Landlord, in addition to all other rights and remedies, Landlord shall have all rights and remedies under the Uniform Commercial Code, including without limitation, the right to sell the property described in this Paragraph at public or private sale upon fifteen (15) days notice by Landlord.  Tenant hereby agrees to execute such other instruments, necessary or desirable under applicable law to perfect the security interest hereby created.  Landlord and Tenant agree that this Lease and security agreement serves as a financing statement and that a copy, photographic or other reproduction of this portion of this Lease may be filed of record by.  Landlord and have the same force and effect as the original.  This security agreement and financing statement also covers fixtures located at the premises subject to this Lease and legally described in Exhibit A attached hereto and is to be filed for record in the real estate records.  The record owner of the real property is Landlord.

ARTICLE 15
DAMAGE AND DESTRUCTION

Section 15.1.      Insured Risk

If the Premises are damaged prior to two years before the Termination Date by a risk which Tenant is obligated to insure against under Section 11.2, Tenant shall remain obligated under this Lease (including payment of rent and additional rent) and shall promptly repair the damage.  If the Premises are damaged within two years of the Termination Date by a risk which Tenant is obligated to insure against under Section 11.2, Tenant (by notice to Landlord within 60 days after such occurrence) may terminate this Lease as of the date of such notice by paying Landlord insurance proceeds equal to the amount necessary to repair the damage and all other amounts payable by Tenant to Landlord under the Lease accrued through the date of said notice.

Section 15.2.      Risk Not Insured

If the Premises are damaged by a risk which Tenant is not obligated to insure against under Section 11.2, Tenant shall remain obligated under this Lease (including payment of rent and additional rent) and shall promptly repair the damage.  However, if the repair costs exceed 50% of the replacement value of the Premises immediately before the damage, Tenant may terminate this Lease by giving notice to Landlord within 15 days after determining the repair costs and replacement value, unless within 15 days after receiving Tenant’s notice to terminate Landlord agrees to pay Tenant the difference between 50% of the replacement value of the Premises and the repair costs.

Section 15.3.      Restoration Procedure

Tenant shall begin repairs required under this Article within a reasonable time after the damage and shall complete them according to Tenant’s Plans.  Tenant shall, from the date of damage until restoration is complete, have the right (but not the obligation) to maintain a trailer at the Center in a location determined by Landlord, and to conduct business therefrom, provided the same is not prohibited by any applicable law, ordinance or regulation.

Section 15.4.      Mortgagee Controls

Notwithstanding anything herein to the contrary, if the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant on thirty (30) days prior written notice, whereupon all rights and obligations hereunder shall cease and terminate.

ARTICLE 16
EMINENT DOMAIN

Section 16.1.      Termination on Taking of Premises

This Lease terminates if (a) all of the Premises is condemned or taken by eminent domain (or conveyed in lieu of taking); or (b) any part of the Premises is condemned or taken by eminent domain (or conveyed in lieu of taking), and the remainder of the Premises is not suitable for Tenant’s business on the Premises as reasonably determined by Tenant.

Section 16.2.      Termination on Taking of Center

Landlord may terminate this Lease by written notice to Tenant if more than 50% of the gross leasable area in the Center or more than 50% of the parking area in the Center is condemned or taken by eminent domain (or conveyed in lieu of taking).

Section 16.3.      Total Award; Depreciation

“Total award” means all compensation (including damages and interest, if any) awarded for condemnation or taking of the Premises (or a conveyance in lieu of taking), whether for diminution of value of the leasehold or of the fee.  “Total award” excludes any compensation paid for any other part of the Center.  “Depreciated cost” means the adjusted basis of the improvement in question on the date possession is taken, using straight line depreciation over the Lease Term.

Section 16.4.      Distribution of Total Award upon Termination

If the Lease terminates under Section 16.1 or 16.2, the total award shall be distributed in the following order (after reserving amounts payable to the holder of any interest superior to Tenant’s):

16.4.1.   Landlord shall receive the value of the Premises taken (after reserving amounts payable to the holder of any interest superior to Tenant’s), exclusive of improvements and unburdened by all leases and similar encumbrances;

16.4.2.   Landlord shall receive its expenses connected with such proceedings;

16.4.3.   Tenant shall receive the depreciated cost of all non-removable improvements (excluding trade fixtures) erected’ on or made to the condemned portion of the Premises by Tenant, less any part of the award attributable to the value of those improvements received by Tenant; and

16.4.4.   Any remaining total award shall be divided between Landlord and Tenant in the same ratio that the amount calculated in Section 16.4.1 bears to the amount calculated under Section 16.4.3.

Section 16.5.      Partial Taking without Termination

If part of the Premises is condemned or taken by eminent domain (or conveyed in lieu of taking), but the remainder of the Premises is suitable for Tenant’s business as determined under Section 16.1 hereof, this Lease does not terminate, Tenant shall restore the remainder (according to Tenant’s Plans to the extent they can be adapted to provide a smaller usable architectural unit), and Basic Rent shall be reduced by the same percentage as the value of the part taken or condemned is of the value of the Premises prior to such taking.

Section 16.6.      Distribution of Total Award upon Partial Taking

If the Lease does not terminate under Section 16.5, the total award shall be distributed in the following order (after reserving amounts payable to the holder of any interest superior to Tenant’s):

16.6.1.   Tenant shall receive the cost of restoration.

16.6.2.   Landlord shall receive the value of the portion of the Premises taken (after reserving amounts payable to the holder of any interest superior to Tenant’s), exclusive of improvements and unburdened by all leases, subleases, concessions and other similar agreements;

16.6.3.   Landlord shall receive its expenses connected with such proceedings;

16.6.4.   Tenant shall receive the depreciated cost of the condemned portion of all non-removable improvements (excluding trade fixtures) erected on or made to the condemned portion of the Premises by Tenant, less the cost of restoration it receives; and

16.6.5.   Any remaining total award shall be divided between Landlord and Tenant in the same ratio that the amount calculated under Section 16.6.1 bears to the amount calculated under Section 16.6.2.

ARTICLE 17
TENANT’S DEFAULT AND LANDLORD’S REMEDIES

Section 17.1.      Events of Default

The following events (herein individually referred to as “Event of Default”) each shall be deemed to be events of nonperformance by Tenant under this Lease:

(a)           Tenant shall fail to pay any installment of the Basic Rent or Additional Rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of ten (10) days from the date Tenant receives notification that such payment was due.

(b)           The Tenant or any guarantor of the Tenant’s, obligations hereunder shall (i) become insolvent; (ii) admit in writing its inability to pay its debts; (iii) make a general assignment for the benefit of creditors; (iv) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property; or (v) take any action to authorize or in contemplation of any of the actions set forth above in this Paragraph.

(c)           Any case, proceeding or other action against the Tenant or any guarantor of the Tenant’s obligations hereunder shall be commenced seeking (i) to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent; (ii) reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; (iii) appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (a) results in the entry of an order for relief against it which it is not fully stayed within seven (7) business days after the entry thereof or (b) shall remain undismissed for a period of forty-five (45) days.

(d)           Tenant shall (i) vacate all or a substantial portion of the Premises or (ii) fail to continuously operate its business at the Premises for the Permitted Use whether or not Tenant is in default of the Rent due under this Lease.

(e)           Tenant shall fail to discharge any lien placed upon the Premises in violation of Section 10.2 hereof within sixty (60) days after any such lien or encumbrance is filed against the Premises.

(f)           Tenant shall make any assignment of this Lease or sublet the Premises in violation of Article 13 hereof;

(g)          Tenant shall fail to comply with any other term, provision or covenant of this Lease or Tenant shall be in default under any other lease with Landlord or any affiliate of Landlord and shall not cure such failure within twenty (20) days or begin good faith efforts to cure where a cure may not reasonably be accomplished in twenty (20) days after written notice thereof to Tenant;

(h)           More than two (2) Notices of Default (whether or not cured) are given to Tenant in any twelve (12) month period;

(i)           Any material misrepresentations herein, or any material misrepresentation or omission in any financial statements or other materials provided by Tenant in connection with entering into this Lease or with an assignment or subletting under Article 13;

(j)           The Premises come into the hands of any person other than as expressly permitted under this Lease; and

(k)           Tenant’s estate created by this Lease is taken by execution or other legal process.

Section 17.2.      Remedies.

Upon each occurrence of an Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand: (i) terminate this Lease; and/or (ii) enter upon and take possession of the Premises without terminating this Lease; and/or (ii) alter all locks and other security devices at the Premises with or without terminating this Lease, and pursue, at Landlord’s option, one or more of its other remedies pursuant to this Lease, Tenant hereby specifically waiving any state or federal law to the contrary.  In any such event Tenant immediately shall surrender the Premises to Landlord, and if Tenant fails so to do, Landlord, without waiving any other remedy it may have, may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefor.

Landlord shall also have the right, but not the obligation, upon (10) days prior written notice to Tenant (or in the event of an emergency with such notice as may be reasonable under the circumstances) to cure any default by Tenant.  Tenant shall reimburse Landlord for the full cost of curing such default within ten (10) days after Landlord shall invoice Tenant therefor and such amount shall be deemed additional rent under the provisions of this Lease.

Section 17.3.      Payment of Rent in Default.

If Landlord’ terminates this Lease due to an Event of Default, at Landlord’s option, Tenant shall be liable for and shall pay to Landlord the sum of all rental and other payments owed to Landlord hereunder accrued to the date of such termination, plus, as liquidated damages, an amount equal to (1) the present value of the total Rent owed hereunder for the remaining portion of the Lease Term, calculated as if the Lease Term expired on the Termination Date, less (2) the then present fair market rental value of the Premises for such period, which because of the difficulty of ascertaining such value, Landlord and Tenant stipulate and agree shall in no event be deemed to exceed seventy-five percent (75%) of the Basic Rent set forth in Section 4.1 hereof.

Section 17.4.      Repossession.
If Landlord repossesses the Premises without terminating the Lease due to an Event of Default, Tenant, at Landlord’s option, shall be liable for and shall pay Landlord on demand all Basic Rent and.  Additional Rent owed to Landlord hereunder, accrued to the date of such repossession, plus all amounts required to be paid by Tenant to Landlord until the date of expiration of the Lease Term and all costs and expenses incurred by Landlord to relet the Premises including, without limitation, Tenant improvements to the Premises, leasing commissions and reasonable attorneys’ fees; and diminished by all amounts received by Landlord through reletting the Premises during such remaining Term (but only to the extent of Basic Rent).  Landlord will use commercially reasonably efforts to relet the Premises.  Actions to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until expiration of the Lease Term.

Section 17.5.      Landlord’s Costs and Expenses as Additional Damages.

Upon an Event of Default, in addition to any sum provided to be paid herein, Tenant also shall be liable for and shall pay to Landlord (i) brokers’ fees incurred by Landlord in connection with reletting the whole or any part of the Premises; (ii) the costs of removing and storing Tenant’s or other occupant’s property; (iii) the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants; and (iv) all reasonable expenses incurred by Landlord in enforcing or defending Landlord’s rights and/or remedies.  If either party hereto shall institute any action or proceeding to enforce any provisions hereof by reason of any alleged breach of any provision of this Lease, or shall engage counsel for the purpose of collecting any amounts owed hereunder the prevailing party shall be entitled to receive from the losing party all reasonable attorneys’ fees and all court costs in connection with such proceeding.  All sums incurred by Landlord shall bear interest at 18% per annum from the date incurred until paid by Tenant.

Section 17.6.      No Waiver or Deemed Acceptance.

Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Landlord, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant.  Tenant and Landlord further agree that forbearance by Landlord to enforce its rights pursuant to the Lease at law or in equity, shall not be a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default.

Section 17.7.      Reletting.

Landlord may, but shall not be obligated to, relet the whole or any portion of the Premises for any period, to any tenant and for any use and purpose.  Except as provided in Section 17.4 herein, Landlord may, but shall not be obligated to rent the Premises in preference to other premises available or to become available at the Center, nor is Landlord obligated to rent the Premises to a less desirable tenant, nor upon terms less favorable than those contained in this Lease or less favorable than the market supports.

Section 17.8.      Tenant’s Furniture, Fixtures & Equipment.

If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to (i) keep in place and use or (ii) remove and store all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any Landlord thereof or third party having a lien thereon.  Landlord also shall have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (“Claimant”) who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument.  The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

Section 17.9.      Landlord Default.

If Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure, Tenant’s exclusive remedy shall be an action for damages.  Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof.  All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter.  The term “Landlord” shall mean only the owner for the time being of the Premises and in the event of the transfer by such owner of its interest in the Premises such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the term upon each new owner for the duration of such owner’s ownership.  Notwithstanding any other provisions hereof, Landlord shall not have any personal liability hereunder.  In the event of any breach or default by Landlord in any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Premises or of the Center; however, in no event shall any deficiency judgment or any money judgment of any kind be sought or obtained against any Landlord.

Section 17.10.    Counterclaim

If Landlord files suit for non-payment of rent or other amounts due under this Lease, Tenant will not interpose any non-compulsory counterclaim except in a separate action brought by Tenant.  The covenants to pay rent and other amounts hereunder are independent covenants, and Tenant shall have no right to hold back, offset or fail to pay any such amounts for default by Landlord or any other reason whatsoever.

Section 17.11.    Waiver of Rights of Redemption

To the extent permitted by law, Tenant waives any and all rights of redemption granted by or under any present or future laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to the occurrence of an Event of Default hereunder or otherwise.

Section 17.12.    Waiver of Trial by Jury, Consent to Jurisdiction

LANDLORD, TENANT AND ANY GUARANTORS OF THIS LEASE WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE LANDLORD-TENANT RELATIONSHIP, TENANT’S USE OR OCCUPANCY OF THE PREMISES OR ANY CLAIM OF INJURY OR DAMAGE.  TENANT CONSENTS TO SERVICE OF PROCESS AND ANY PLEADING RELATING TO ANY SUCH ACTION AT THE NOTICE ADDRESS SET FORTH IN ARTICLE 23 HEREOF, PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL BE CONSTRUED AS REQUIRING SERVICE TO BE MADE IN THAT MANNER.  LANDLORD, TENANT AND ANY GUARANTORS OF THIS LEASE.

WAIVE ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN THE JURISDICTION IN WHICH THE CENTER IS LOCATED AND WAIVE ANY RIGHT UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE, TO TRANSFER ANY SUCH ACTION FILED IN ANY SUCH COURT TO ANY OTHER COURT.

Each party hereby irrevocably and unconditionally (a) submits itself and its property to the jurisdiction of the courts of the State of Maryland and the courts of the United States for the District of Maryland, and the appellate courts thereof, in any suit, action or other legal proceeding arising out of or relating to this Lease; (b) consents that any suit, action or other legal proceeding brought by such party on account of this Lease shall be brought in one of the courts described in (a) above, and (c) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any suit, action or other legal proceeding in any of those courts set forth in clause (a) above and any claim that any such suit, action or other legal proceeding brought in such court has been brought in an inconvenient and unconditionally consents to the service of any and all process in any suit, action or other legal proceeding by mailing such process, by certified or registered mal, return receipt requested, to such party at its address set forth above.  Each party agrees that a final judgment in any such suit, action or other legal proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

ARTICLE 18
INTENTIONALLY DELETED
ARTICLE 19
TENANT’S PROPERTY

Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises.  If any such taxes are levied or assessed against Landlord or Landlord’s property and (i) Landlord pays the same or (ii) the assessed value of Landlord’s property is increased by inclusion of such personal property and fixtures and Landlord pays the increased taxes, then, upon demand, Tenant shall pay to Landlord such taxes.

ARTICLE 20
ACCESS BY LANDLORD

Landlord, its agents and employees may enter the Premises at reasonable times upon prior notice, if practicable, and during normal business hours (except in the event of an emergency) to examine them, show them to prospective purchasers and other persons and (without any responsibility to do so) to effect such repairs as Tenant has failed to perform in accordance with the terms of this Lease.  Rent shall not abate while any such repairs are being made.  It is understood and agreed by Landlord and Tenant that Landlord shall have no right to inspect, possess or seize customer records.  During the last six (6) months of the term of this Lease, Landlord may exhibit the Premises to prospective tenants and maintain upon the Premises notices deemed advisable by Landlord.  In addition, during any apparent emergency, Landlord or its agents may enter the Premises forcibly with no liability therefor, and without in any manner affecting Tenant’s obligations under this Lease.  Nothing in this Section shall obligate Landlord to maintain or repair except as otherwise expressly provided in this Lease.

ARTICLE 21
HOLDING OVER; SUCCESSORS

Section 21.1.      Holding Over

At the termination of this Lease by its expiration or otherwise, Tenant immediately shall deliver possession to Landlord with all repairs and maintenance required herein to be performed by.  Tenant completed.  If for any reason, Tenant retains possession of the Premises after the expiration or termination of this Lease, such possession shall be subject to termination by either Landlord or Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during such period, except that the daily Basic Rent and Additional Rent for each and every day of the period of such possession, shall be one hundred and fifty percent (150%) of the annual Basic Rent and Additional Rent in effect on the termination date for each and every day of the holdover period, computed on a yearly basis for each day of such period.  No holding over by Tenant, whether with or without consent of Landlord shall operate to extend this Lease except as otherwise expressly provided.  The preceding provisions of this Section 21.1 shall not be construed as consent for Tenant to retain possession of the Premises in the absence of written consent thereto by Landlord.

Section 21.2.      Successors

All rights and liabilities of Landlord and Tenant shall bind and benefit their respective heirs, successors, administrators, executors and assigns.  If Tenant is more than one person, Tenant shall be bound jointly and severally by this Lease.  No rights, however, shall benefit any assignee of Tenant unless the assignment was approved by Landlord in writing as provided in Section 13.1.  Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Center.

ARTICLE 22
QUIET ENJOYMENT

If Tenant performs its obligations under this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the term of this Lease without interruption by Landlord, subject to the rights and obligations of the parties pursuant to this Lease.

ARTICLE 23
MISCELLANEOUS

Section 23.1.      Waiver

No provision of this Lease is waived by Landlord or Tenant unless waived by them in writing.  Landlord’s acceptance of rent is not a waiver of any default of Tenant, regardless of Landlord’s knowledge of a default when it accepts the rent.  No waiver by Landlord or Tenant of any default is a waiver of any other default of the same or any other provision of this Lease.

Section 23.2.      Accord and Satisfaction

Landlord may accept, receive, and cash or deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply the same at Landlord’s option to any obligation of Tenant and the same shall not constitute payment of any amount owed except that to which Landlord has applied the same.  No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or otherwise recognized for any purpose whatsoever except as otherwise agreed to in writing by the parties.  The acceptance of any such check or payment shall be without prejudice to Landlord’s right to recover any and all amounts owed by Tenant hereunder and Landlord’s right to pursue any other available remedy.

Section 23.3.      Entire Agreement

There are no representations, covenants, warranties, promises, agreements, conditions or undertakings, oral or written, between Landlord and Tenant other than herein set forth.  Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by them.

Section 23.4.      No Partnership

Landlord is not Tenant’s partner, employer, principal, master, agent or joint venturer under this Lease.

Section 23.5.      Force Majeure

Except for Tenant’s payment of Rent and other charges to Landlord, lack of funds, or Tenant’s inability to obtain a particular contractor or laborer, if Landlord or Tenant is delayed in or prevented from performing any act required hereunder by reason of shortages of labor, materials or equipment, strikes, lockouts, labor troubles, failure of power, restrictive governmental laws or regulations, fire, riots, insurrection, war or other casualty or cause of a like nature not the fault of Landlord or Tenant, the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

Section 23.6.      Submission of Lease

Because the Premises are on the open market and are presently being shown, this Lease shall be treated as an offer with the Premises being subject to prior lease and such offer subject to withdrawal or non-acceptance by Landlord or to other use of the Premises without notice, and this Lease shall not be valid or binding unless and until accepted by Landlord in writing and a fully executed copy delivered to both parties hereto.

Section 23.7.      Notices

(a)           All Basic Rent and Additional Rent shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.  Tenant’s obligation to pay Basic Rent and Additional Rent shall not be deemed satisfied until such Basic Rent and Additional Rent is actually received by Landlord.

(b)           Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not three days after deposit in the United States Mail, postage prepaid, Certified or Registered Mail, return receipt requested; or the day after delivery to Federal Express or another nationally recognized overnight delivery service, addressed to the parties hereto at the Tenant’s address as set forth below and to Landlord at the following address or to such other address as may be specified at any time by written notice of a change in address.

Landlord Address:

Hopkins Station General Partnership
c/o Brantly Development Group
8835-P Columbia 100 Parkway
Columbia, MD 21045
Attn: Hugh F.  Cole, Jr.
410-730-0810
hfcjr@brantlygroup.com

With a copy to:	Richard B. Talkin
Richard B. Talkin, P.A.
5100 Dorsey Hall
Ellicott City, Maryland 21042-7870
(410) 964-0300
rbtoffice@aol.com

Tenant Address:

Howard Bank
6011 University Boulevard
Ellicott City, Maryland 21043
Attention: Mary Ann Scully
410-750-0020 ext. 222
mascully@,howardbank.corn

With a copy to:	Frank C. Bonaventure, Jr.
Ober, Kaler, Grimes and Shriver
120 East Baltimore, Street
Baltimore, Maryland 21210
410-347-7305
fcbonaventure@ober.com

Section 23.8.        Captions and Section Numbers

This Lease shall be construed without reference to titles of Articles and Sections which are inserted only for convenience of reference.

Section 23.9.        Number and Gender

The use herein of a singular term shall include the plural and use of the masculine, feminine or neuter genders shall include all others.

Section 23.10.      Joint and Several Liability

If Tenant is a partnership or other business organization the members of which are subject to personal liability, the liability of each such member shall be deemed to be joint and several.

Section 23.11.      Limitation of Liability

Anything to the contrary herein contained notwithstanding, there shall be absolutely no personal liability on persons, firms or entities who constitute Landlord with respect to this Lease, and Tenant shall look solely to the interest of Landlord, its successors and assigns, in the Center for the satisfaction of Tenant’s remedies if Landlord defaults hereunder.

Section 23.12.    Broker’s Commission

Tenant represents and warrants that it has dealt with no brokers, agents or other persons in connection with this transaction other than Manekin, LLC, and KLNB, with KLNB’s commission being paid by Manekin, LLC, if any, and that no broker, agent or other person brought about this transaction, other than as may be referenced in a separate written agreement executed by Tenant and delivered to Landlord, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

Section 23.13.    Partial Invalidity

If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

Section 23.14.    Recording

The parties agree not to record this Lease but each party shall, at the request and expense of the other, execute and acknowledge a Short Form Lease or Memorandum of Lease (collectively a “Memorandum”) in such form as required by Landlord.  The failure to record this Lease or a Memorandum shall not affect the validity and effectiveness of.  this Lease.  The party requesting such recordation shall pay all costs, recordation, transfer and other taxes, fees and other expenses in connection with recording.

Section 23.15.    Applicable Law

This Lease shall be construed in accordance with the laws of the State of Maryland.

Section 23.16.    Not Construed Against Drafter

Both parties have had full opportunity to negotiate the terms of this Lease, and neither party intends that this Lease be construed for or against either party because of that party’s role in drafting this Lease.

Section 23.17.    Mortgagee’s Approval

This Lease is expressly conditioned upon approval by Landlord’s mortgagee and shall not be binding on Landlord until Landlord notifies Tenant that Landlord has received such approval.

Section 23.18.    Modifications

If any lender shall require any modifications of the terms and provisions of this.  Lease, Tenant shall execute and deliver to Landlord, within thirty (30) days after Landlord’s request therefore, a written agreement incorporating any such modifications; provided that Tenant shall not be required to consent to any such modifications in connection with initial construction obligations of the parties hereto, any Rent obligations or any other modifications substantially adversely affecting any material right of Tenant hereunder.  If, at the expiration of said thirty (30) day period, Tenant shall have failed or refused to execute, acknowledge and deliver the foregoing agreement, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney in fact and in its name, place and stead to do so, such appointment being coupled with an interest.

Section 23.19.    Representations and Warranties

(a)           Tenant hereby represents and warrants to Landlord that: (a) Tenant is duly organized under the laws of the State of Maryland; (b) Tenant is qualified to do business in the State of Maryland; (c) Tenant is in good standing under the laws of the State of Maryland; (d) Tenant has the power and authority to enter into this Lease subject to required regulatory approval; and (e) all corporate action requisite to authorize Tenant to enter into this Lease and to authorize the officers executing this Lease on behalf of Tenant has been duly taken.

(b)           Landlord hereby represents and warrants to Tenant that: (a) Landlord is duly organized under the laws of the State of Maryland; (b) Landlord is qualified to do business in the State of Maryland; (c) Landlord is in good standing under the laws of the State of Maryland; (d) Landlord has the power and authority to enter into this Lease; and (e) all corporate action requisite to authorize Landlord to enter into this Lease and to authorize the officers executing this Lease on behalf of Landlord has been duly taken.

Section 23.20.    Landlord and Tenant

If and when included within the term “Landlord”, as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord.  If and when included within the term “Tenant”, as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant.  All parties included within the terms “Landlord” and “Tenant”, respectively shall be bound by notices given in accordance with the provisions of Section 23.7 hereof to the same effect as if each had received such notice.

Section 23.21.    Incorporation.

All exhibits, attachments, riders, and addenda referred to in this Lease and the Exhibits listed below are incorporated into this Lease and made a part hereof for all intents and purposes.

Exhibit A	Depiction of the Premises and the Center
Exhibit B-1	Sign Criteria
Exhibit B-2	Tenant’s Plans
Exhibit C	Current Rules and Regulations
Exhibit D	Declaration of Occupancy
Rider No. 1	Renewal Option(s)

Section 23.22.    Due Diligence Period.

Commencing on the Lease Commencement Date, Tenant shall have a sixty (60) day due diligence period (the “Due Diligence Period”): (1) to review copies of all of the relevant documents in Landlord’s possession (the “Documents”) related to the Premises, included, but not limited to, any environmental reports, soils report, existing title policy, existing survey, restrictive covenant and easement agreement (whether finalized or in draft form), construction and signage requirements and (2) to have access, which is hereby granted by Landlord, to the Premises for the purposes of conducting inspections, including, but not limited to, obtaining an environmental study, soils study, topography/engineering study, etc. (the information in (1) and (2) is collectively referred to as the “Information”).  Landlord will provide the Documents to Tenant on or before the Lease Commencement Date.  Tenant shall indemnify Landlord and hold Landlord harmless from any and all claims, damages and costs incurred by Tenant as a result of Tenant’s access to the Premises for the purposes of conducting any such inspections.  Any Information obtained by Tenant in connection with the Premises (including but not limited to the Documents) shall be considered confidential in nature and not disclosed by Tenant to outside third parties except Tenant may disclose such Information in response to a validly issued subpoena.  In the event Tenant receives a subpoena requesting all or part of the Information, Tenant shall promptly notify Landlord.  If any of the Information obtained from Landlord or by Tenant during the Due Diligence Period is unsatisfactory to Tenant, Tenant shall have the right to terminate this lease and in such event, Tenant will have no obligations or responsibility under this Lease to Landlord.  In the event Tenant terminates this Lease during the Due Diligence Period, Tenant shall, within a reasonable period of time, return all items given to Tenant by Landlord, and will deliver to Landlord copies of any inspections performed by Tenant and Landlord will return Security Deposit.

ARTICLE 24
HAZARDOUS SUBSTANCES

The term “Hazardous Substances”, as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous waste, or any other substances, the removal of which is required or the use of which is restricted, regulated, prohibited or penalized by any “Environmental Law”, which term shall mean any federal, state or local law or ordinance relating to pollution or protection of the environment.  Tenant hereby agrees that (i) no activity will be conducted on the Premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant’s business activities (the “Permitted Activities”) provided said Permitted Activities are conducted in accordance with all Environment Laws; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of tenant’s business (the “Permitted Materials”) provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws; (iii) Tenant will not install any underground tanks of any type; (iv) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; and (v) Tenant will not permit any Hazardous Substances to be brought onto the Premises or the production, handling, storage or release of a Hazardous Substance by Tenant its agents, contractors or employees in violation of this Section, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws.  Tenant agrees to immediately notify Landlord of (A) any significant release of Hazardous Substances or other chemicals or substances and (B) the receipt of any pertinent notices or communications from any governmental authority and to provide copies of any pertinent reporting to such authorities; and (C) to report annually to Landlord that Tenant has complied with all Environmental Laws.  If, at any time during or after the term of the Lease, the Premises is found to be so contaminated or subject to said conditions, Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant.  Landlord hereby represents and warrants that as of the Lease Commencement Date, the Premises are free of any Hazardous Substances.  Landlord agrees to indemnify and hold Tenant harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the existence of Hazardous Substances on the Premises prior to the Possession date.  The foregoing indemnifications/ shall survive the termination or expiration of this Lease.

ARTICLE 25
CONTINUING OBLIGATIONS OF TENANT

All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation, all payment obligations with respect to taxes and insurance and all obligations concerning the condition and repair of the Premises.  Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including without limitation, all heating and air conditioning systems and equipment therein, in good condition and repair, reasonable wear and tear excluded.  Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant’s obligation hereunder for real estate taxes and insurance premiums for the period ending on the day on which the Lease expires or terminates.  All such amounts shall be used and held by Landlord for payments of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be.  Any security deposit held by Landlord shall be credited against the amount due from Tenant under this Article 26.

ARTICLE 26
AMERICANS WITH DISABILITIES ACT

Landlord agrees that the Common Areas of the Center shall comply with the requirements relating to public accommodations and commercial facilities that is described and defined, in Title III of the American’s with Disabilities Act of 1990, and the regulations promulgated thereunder (the “ADA”).

In no event shall the Landlord be responsible for, and the Tenant hereby agrees to bear the responsibility, cost and expense of (i) providing ancillary aides and services to accommodate specific needs for disabled employees, licensees and invitees of the Tenant, and (ii) complying with the provisions of Title I of the ADA which title relates to hiring and all terms, conditions and privileges of employment.

The Tenant further agrees that (i) in the event it provides any plans or specifications for improvements, alterations or additions to the Premises pursuant to the terms and conditions of this Lease, the Tenant shall be obligated to cause such plans to conform to all applicable requirements of the ADA and shall otherwise cause them to be in accordance with the agreements contained in this Article, and (ii) the Tenant shall bear sole responsibility for complying with the ADA as it may relate to the Premises.

Except in connection with work performed to the Common Areas of the Center necessitated by a need unique to Tenant, in which event, the following indemnification by Landlord shall not apply, the Landlord and the Tenant covenant and agree to reimburse and indemnify each other for any expenses incurred by the indemnified party due to the indemnifying party’s breach of its representation or obligations under this Article, including, but not limited to, the cost of making any alterations, renovations or accommodations required by the ADA, or any governmental enforcement agency, or any court, any and all fines, civil penalties and damages awarded resulting from a violation of the ADA and all reasonable legal expenses incurred in defending claims made under the ADA or in enforcing this indemnification, including, but not limited to reasonable attorney’s fees.  Such indemnification shall survive the expiration or termination of this Lease.

Both Landlord and Tenant shall put the other party on written notice when any violations of the ADA have been alleged or threatened by any third-party or suit has been filed by any third-party.  Said written notice shall take place within 10 days after the allegation or threat or service of the suit.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be signed and sealed on their behalf as of the date first written above.

EXECUTED BY LANDLORD, this 9th day of November, 2004.

Hopkins Station General Partnership
c/o Brantly Dev. Group

By:	HOPKINS STATION LIMITED PARTNERSHIP
Its:	MANAGING PARTNER

By:
Title:	JOHN F. LIPARINI, GENERAL PARTNER

Executed by tenant, this _____ day of _______________________, 2004.

Attest/Witness	HOWARD BANK

By:
Title:

EXHIBIT B-1
SIGN CRITERIA

(TO BE ATTACHED)

B-1

EXHIBIT B-2
TENANT’S PLANS

(TO BE ATTACHED)

B2-1

EXHIBIT C
CURRENT RULES AND REGULATIONS

1.           The sidewalks, lobbies, passages, elevators and stairways shall not be obstructed by the Tenant or used, by the Tenant for any purpose other than ingress and egress from and to the Premises.  The Landlord shall in all cases retain the right to control or prevent access thereto by any person whose presence, in the Landlord’s judgment, would be prejudicial to the safety, peace, character or reputation of the building or of any tenant of the property.

2.           The toilet rooms, water closets, sinks, faucets, plumbing and other service apparatus of any kind shall not be used by the Tenant for any purpose other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith by the Tenant, or left by the Tenant in the lobbies, passages, elevators or stairways of the building.

3.           No skylight, window, door or transom of the building shall be covered or obstructed by the Tenant, and no window shade, blind, curtain, screen, storm window, awning or other material shall be installed or placed on any window or in any window space, except as approved in writing by the Landlord.  If the Landlord has installed or hereafter installs any shade, blind or curtain in the Premises, the Tenant shall not remove it without first obtaining the Landlord’s written consent thereto.

4.           No sign, lettering, insignia, advertisement, notice or other thing shall be inscribed, painted, installed, erected or placed in any portion of the Premises which may be seen from outside the building, or on any window, window space or other part of the exterior or interior of the building, unless first approved in writing by the Landlord.  The Tenant shall not erect any stand, booth or showcase or other article or matter in or upon the Premises and/or the building without first obtaining the Landlord’s written consent thereto.

5.           The Tenant shall not place any other or additional lock upon any door within the Premises or elsewhere upon the Property, and shall surrender all keys for all such locks at the end of the term.  The Landlord shall provide the Tenant with one set of keys to the Premises when the Tenant assumes possession thereof.

6.           The delivery of towels, ice, water, food, beverages, newspapers and other supplies, equipment and furniture will be permitted only under the Landlord’s reasonable direction and control.

7.           The Tenant shall not do or permit to be done anything which obstructs or interferes with the rights of any other tenant of the property.  The Tenant shall not keep anywhere within the property any matter having an offensive odor, or any kerosene, gasoline, benzine, camphene, fuel or other explosive or highly flammable material.  No bird, fish or other animal shall be brought into or kept in or about the Premises.

8.           The Tenant shall see each day that the windows are closed and the doors securely locked before leaving the Premises, and that all lights and equipment within the Premises are turned off.

9.           If the Tenant desires to install signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices within the Premises, the Landlord shall direct where and how they are to be installed and, except as so directed, no installation, boring or cutting shall be permitted.  The Landlord shall have the right (a) to prevent or interrupt the transmission of excessive, dangerous or annoying current of electricity or otherwise into or through the building or the Premises, (b) to require the changing of wiring connections or layout at the Tenant’s expense, to the extent that the Landlord may deem necessary, (c) to require compliance with such reasonable rules as the Landlord may establish relating thereto, and (d) in the event of noncompliance with such requirements or rules, immediately to cut wiring or do whatever else it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the building.  Each wire installed by the Tenant must be clearly tagged at each distributing board and junction box and elsewhere where required by the Landlord, with the number of the office to which such wire leads and the purpose for which it is used, together with the name of the Tenant or other concern, if any, operating or using it.

10.         The Tenant shall not place any weight anywhere beyond the safe carrying capacity of the building.  The cost of repairing any damage to the building or any other part of the property caused by taking any of such items in or out of the Premises, or any damage caused while it is in the Premises or the rest of the building, shall be borne by the Tenant.

11.         Without the Landlord’s prior written consent and subject to the provisions of the Lease, (a) nothing other than ordinary office decorations or furnishings shall be fastened to (and no hole shall be drilled, or nail or screw driven into) any wall or partition, (b) no wall or partition shall be painted, papered or otherwise covered or moved in any way or marked or broken, (c) no connection shall be made to any electrical wire for running any fan, motor or other apparatus, device or equipment, (d) no machinery of any kind other than customary small business machinery shall be allowed in the Premises, (e) no switchboard or telephone wiring or equipment shall be placed anywhere other than where designated by the Landlord, and (f) no mechanic shall be allowed to work in or about the building other than one employed by the Landlord.

12.         The Tenant shall have access to the Premises at all reasonable times.  The Landlord shall in no event be responsible for admitting or excluding any person from the Premises.  In case of invasion, hostile attack, insurrection, mob violence, riot, public excitement or other commotion, explosion, fire or any casualty, the Landlord shall have the right to bar or limit access to the building to protect the safety of occupants of the property, or any personal property within the property.

13.         Tenant and its employees, agents, and invitees shall observe and comply with the driving and parking signs and markers on the property surrounding the building.

14.         The Landlord shall have the right to rescind, suspend or modify the rules and regulations and to promulgate such other rules or regulations as, in the Landlord’s reasonable judgment, are from time to time needed for the safety, care, maintenance, operation and cleanliness of the building, or for the preservation of good order therein.  Upon the Tenant’s having been given notice of the taking of any such any action, the rules and regulations as so rescinded, suspended, modified or promulgated shall have the same force and effect as if in effect at the time at which the Lease was entered into (except that nothing in the rules and regulations shall be deemed in any way to alter or impair any provision of the Lease).

15.         The use of any room within the building as sleeping quarters is strictly prohibited at all times.

16.         Smoking in the Common Areas shall be strictly limited to locations specifically designated by Landlord for smoking.  Tenant shall be responsible for monitoring the smoking habits of its employees, agents and invitees and shall enforce the Building rules and regulations with respect thereto.  Tenant shall remove or cause to be removed any debris caused by the smoking of Tenant, employees, agents and invitees in the Premises and the Common Areas.

17.         Nothing in these rules and regulations shall give any Tenant any right or claim against the Landlord or any other person if the Landlord does not enforce any of them against any other tenant or person (whether or not the Landlord has the right to enforce them against such tenant or person), and no such non-enforcement with respect to any tenant shall constitute a waiver of the right to enforce them as to the Tenant or any other tenant or person.

Nothing in the above rules and regulations shall prohibit the utilization by Tenant of its standard Automatic Teller Machine (ATM) environment used in a majority of Tenant’s other savings bank locations, provided, that Tenant submits the plans for such environment to Landlord for Landlord’s review and approval, and provided no applicable laws, ordinances or regulations prohibit the ATM in the form requested by Tenant.

EXHIBIT D
DECLARATION OF OCCUPANCY

This Declaration of Occupancy is attached, to and made a part of the Lease dated _________________, 2004, entered into between Hopkins Station General Partnership, do Brantly Dev. Group, LLC, (“Landlord”), and Howard Bank (“Tenant”).

Landlord and Tenant declare that:

1.           Possession of the premises was accepted by Tenant on _________________, 2004 (the “Possession Date”);

2.           Landlord’s Work (as defined in the lease) was satisfactorily completed by Landlord and accepted by Tenant as of the Possession Date;

3.           the Premises contain a total of _____ square feet of land;

4.           the Lease is now in full force and effect;

5.           for the purpose of Article 2 of the Lease, the Lease Commencement Date is _________________, 2004; the Rent Commencement Date is _________________, 2004; and the initial term of the Lease expires on _________________, 20____ and

6.           as of the date of the acceptance of the Premises, there is no right of set-off against rents claimed by Tenant against Landlord.

Executed on _________________, 2004.

EXECUTED BY LANDLORD, this _____ day of _________________, 2004.

Hopkins Station General Partnership
c/o Brantly Dev. Group

By:
Its:	Managing Partner

By:
Title:

EXECUTED BY TENANT, this ____ day of _________, 2004.

Attest/Witness	Howard Bank

By:
Title:

D-1

RIDER NUMBER 1 TO
COMMERCIAL LEASE AGREEMENT

RENEWAL OPTIONS

This Rider No. 1 is made and entered into by and between Hopkins Station General Partnership, c/o Brantly Dev. Group, a Maryland limited liability company (“Landlord”) and Howard Bank (“Tenant”) and is dated as of the date of the Lease between Landlord and Tenant (“Lease”) to which this Rider is attached.

The promises, covenants, agreements and declarations made and set forth herein are intended to and shall have the same force and effect as if set forth in the body of the Lease.  To the extent that the provisions of this Rider are inconsistent with the terms and conditions of the Lease, the terms hereof shall control.  Unless otherwise defined herein, all capitalized terms shall have the definition given thereto in the Lease.

Provided Tenant is not in default of any of its obligations under the Lease and is in possession of the Premises, Tenant shall be entitled to renew this Lease for four (4) additional terms of five (5) years each, commencing immediately following the expiration of the renewal Term, on the same terms and conditions of this Lease, with the following conditions:

1.           Tenant shall have given written notification to Landlord not later than three hundred and sixty days prior to the scheduled termination date of the Term of its intention to elect to renew this Lease.

2.           Promptly following receipt of Tenant’s notification of intent, Landlord shall send Tenant a Lease Amendment extending the term, which Lease Amendment shall specify the increased Basic Rent amount applicable to such Renewal Term, in accordance with the schedule set forth below:

The Basic Rent payable during each Renewal Term shall be as follows:

Lease Year	Annual	Monthly	Per Square Ft.
21-25	$200,226	$16,685.49
26-30	$225,254	$18,771.17
31-35	$253,411	$21,117.57
36-40	$285,087	$23,757.26

3.           Tenant shall have ten (10) business days following receipt of the Lease Amendment to execute and return the same to the Landlord.

4.           Time shall be of the essence with respect to each of the provisions of this Section; if Tenant fails or refuses to provide notices or to take action as provided in this Section within the times herein set forth then the renewal right and option herein granted shall lapse and terminate.

Rider ____- 1

5.           Other than as set forth herein, no additional rights or options to renew shall be deemed to be granted.

Rider ____- 2

EXHIBIT E
DIVISION OF WORK

	Landlord	Tenant
Variance Permits		X
Grading Permits	X
Site Development Plan		X
Building Permits		X
Soil Borings and Analysis	X
Site Clearing	X
Demolition	X
Off Site Road Improvements	X
Off Site Sidewalks	X
Utility Connection Fees		X
Thy Hydrants	N/A	N/A
Power brought to site	X
Power brought to Building		X
Relocation of-Utility Poles	X
Natural Gas brought to within 5’ of Building	X
Natural Gas brought to Building
Public Sewer brought to within 5’ of Building	X
Public Sewer brought to Building		X
Telephone brought to site	X
Telephone brought to Building		X
Water brought to within 5’ of Building	X
Water brought to Building		X
Private Septic	N/A	N/A
Private Well	N/A	N/A
Installation of Grinder Pump		If Applicable
Site brought to within 4” of subgrade	X
Off Site Storm Water retention detention	X
Off Site Storm drainage and retention connection	X
Water Quality Structure		X
Landscaping & Irrigation		X
Water Meter		X
In Aide Fees		X
Impact Fees	X
Traffic Mitigation	X
Building-in Compaction	X

E-1

EXHIBIT F
PERMITTED USES ON SITE

A.	Purpose

The B-2 District is established to provide for commercial sales and services that directly serve the general public.

B.	Uses Permitted as a Matter of Right

1.	Reserved
6.	Antique shops, art galleries, craft shops.
9.	Bakeries.
12.	Blueprinting, printing, duplicating or engraving services.
14.	Bulk retail stores.
16.	Business machine sales, rental and service establishments.
17.	Car wash facilities.
19.	Carpet and floor covering stores.
21.	Catering establishments and banquet facilities.
22.	Child day care enters and nursery schools.
23.	Clothing and apparel stores with goods for sale or rent.
26.	Concert halls.
27.	Conservation areas, including wildlife and forest preserves, environmental management areas, reforestation areas, and similar uses.
29.	Convenience stores
30.	Day treatment or care facilities
31.	Department stores, appliance stores.
32.	Drug and cosmetic stores
39.	Food Stores.
41.	Furniture stores
42.	Furniture, appliance and business machine repair, furniture upholstering, and similar services.
43.	Government structures, facilities and uses, including public schools and colleges.
44.	Hardware stores.
45.
Home improvement stores including, but not limited to, the following electrical supplies, glass, garden supplies, hardware, plumbing supplies, wallpaper, and building materials and supplies related to home improvements.

46.	Hotels motels, country inns and conference centers
48.	Laundry and/or dry cleaning establishments.
50.	Liquor stores.
58.	Movie theaters, legitimate theaters, dinner theaters.
59.	Museums and libraries.
60.	Nonprofit clubs, lodges, community halls.
61.	Offices, professional and business.
63.	Personal service establishments such as barber shops, beauty shops, opticians, photographers, tailors.

68.	Religious activities, structures used primarily for.
71.	Restaurants, carryout.
72.	Restaurants, fast food.
73.	Restaurants, standard, and beverage establishments, including those service beer, wine and liquor
74.	Retail greenhouses, garden centers and nurseries
76.	Schools, commercial, including driving schools, business schools, trade schools, art schools and other commercially operated schools
77.	Schools, private academic, including colleges and universities.
78.	Service agencies, such as real estate agencies, insurance agencies, security services, messenger services, computer services, travel agencies, mailing services
79.	Specialty stores.
82.
Underground pipelines; electric transmission and distribution lines; telephone, telegraph and CATV lines; mobile transformer units; telephone equipment boxes; and other similar public utility uses not requiring a conditional use.

83.	Volunteer fire departments.
84.
Wholesale sales, made from retail sales establishments and limited to products permitted to be sold at retail in t his district, provided sales and storage incidental to the sales use are conducted wholly within an enclosed building and all loading and unloading of merchandise is conducted on private property.

C.	Accessory Uses.

D.	Bulk Regulations
(Also see Section 128.A, Supplementary Bulk Regulations.)

1.	Maximum heights		40 feet

2.	The following minimum structure and use setback requirements shall be observed:

	a.	From public street right-of-way	30 feet

		Except for parking uses	10 feet

		Except for the display of for-sale passenger cars, pick-up trucks, and passenger vans from the right-of-way of a local road	10 feet
(Amended Council Bill - 48-1997 (ZRA-11), effective 9/10/97).

	b.	From residential districts other than public street right-of-way	30 feet

E.	Conditional Uses

The following are conditional uses in the B-2 District, subject to the detailed requirements for conditional uses given in Section 131.  If there is a conflict between this Section and Section 131, Section 131 shall prevail.

5.           Gasoline Service Stations: